THOMPSON	ATLANTA CINCINNATI COLUMBUS NEW YORK
HINE	BRUSSELS CLEVELAND DAYTON WASHINGTON, D.C.

September 10, 2007

Catalyst Funds 630 Fitzwatertown Road Building A, 2nd Floor Willow Grove, PA 19090

Re:  Catalyst Funds, File Nos. 811-21872; 333-145348

A tax opinion (the “Tax Opinion”) that we prepared was filed with Catalyst Funds Trust Registration Statement on Form N-14 on August 10, 2007.  We hereby give you our consent to include the Tax Opinion into Pre-Effective Amendment No. 2 to the Registration Statement on Form N-14 (the “Amendment”), and consent to all references to us in the original filing and this Pre-Effective Amendment No. 2.

Very truly yours,

s/Thompson Hine LLP

THOMPSON HINE LLP